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                               EXHIBIT (10)(a)
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                        CONSENT OF INDEPENDENT AUDITORS
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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 19, 1999 with respect to the statutory-basis financial statements and schedules of PFL Life Insurance Company, included in the Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-61063) and related Prospectus of PFL Immediate Income Builder.

                                        /s/ Ernst & Young LLP

Des Moines, Iowa
November 1, 1999